Exhibit 3.2

BYLAWS

OF

UNIFIED GROCERS, INC.

(Amended as of ~~December 7, 2011~~June 22, 2016)

ARTICLE I

SHAREHOLDERS

Section 1.Qualifications for Class A Shareholders. It is the intent and purpose of this Corporation to limit the ownership of its Class A Shares to qualified and active member patrons of this Corporation.

Applicants for membership as member-patrons (referred to sometimes as "members") may be persons, firms, associations, corporations or other legal entities, but must be of good and approved financial standing engaged in or, with the consent of and on such conditions as the Board of Directors may establish, formed for the purpose of holding equity in entities engaged in selling groceries and related merchandise at retail or wholesale, must patronize the Corporation in such amounts and such manner as may be prescribed by policies adopted or approved by the Board of Directors, must comply with the conditions and agreements contained in the application for membership and with the Corporation's Bylaws and with such rules, regulations and policies for the servicing of accounts as may from time to time be established by the Corporation. Any applicant so qualified, wishing to become a member-patron, shall make written application therefor in such form as the Corporation may from time to time require. Any such application shall be considered by the Board of Directors, and no membership shall be accepted or shares of the Corporation be issued to any such applicant without the approval of the Board of Directors.

Section 2.Member-Patrons. The Class A Shares of this Corporation shall be issued only to member-patrons of this Corporation. Each member-patron shall be required to hold 150 Class A Shares in the fiscal year ending in 2003, 200 shares in the fiscal year ending in 2004, 250 shares in the fiscal year ending in 2005, 300 shares in the fiscal year ending in 2006 and 350 shares in the fiscal year ending in 2007 and thereafter. No member-patron shall be entitled to hold more than such number of Class A Shares. Each member-patron shall also hold such amount of Class B Shares of the Corporation as the Board of Directors may establish as being required to be held by member-patrons whether based on a percentage of average weekly purchases or on some other basis. In order to quality for and retain membership, patrons must qualify and be accepted as member-patrons in accordance with Section 1, must patronize the Corporation in such amounts and manner as may be prescribed from time to time by the Bylaws or by policies adopted or approved by the Board of Directors, must purchase and hold the requisite number of the Corporation's Class A Shares set forth above (provided that the manner of purchase of such shares shall be determined by the Board of Directors), must hold such amount of Class B Shares as may be specified by requirements regarding the holding of Class B Shares as may from time to time be established by the Board of Directors, must comply with the agreements contained in the application for membership and with the Corporation's Bylaws and with such rules, regulations, and policies for the servicing of accounts as may from time to time be established by the Corporation including, without limitation, payment of such service dues, maintenance of such deposits and compliance with all terms of purchase and payment as may be prescribed. Membership as a member-patron does not obligate the Corporation to make any sale of merchandise or services or any extension of credit. Membership as a member-patron is not transferable either voluntarily or by operation of law.

Section 3.Affiliated Member-Patrons. Notwithstanding the provisions of Section 2 above, the Board of Directors may, in its discretion, authorize the acceptance and service of member patrons without the issuance thereto of the Corporation's Class A Shares when the Board determines that such action is justified by reason of the fact that the ownership of such member-patron is the same, or in the Board's determination sufficiently the same, as that of another member-patron holding Class A Shares. Such member-patron however shall be required to hold Class B Shares in the same manner as other member-patrons or otherwise comply with requirements established by the Company.

Section 4.Associate-Patrons. The Board of Directors may, in its discretion, authorize doing business on a patronage basis with patrons who are not member-patrons and who are referred to herein as "associate-patrons."

Section 5.Rules and Regulations for Servicing Accounts. The Board of Directors shall establish or shall authorize the establishment, from time to time, of such rules, regulations and policies for the servicing of accounts as it shall deem advisable, including, without limitation, rules prescribing monthly service dues, charges applicable on late

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payments of accounts, amounts and manner of purchases, required deposits, guarantees and other credit requirements and other terms of service, purchases and payment of accounts.

Section 5.APatronage Dividend Deposit Accounts. Without limiting the requirement of any condition, rule, regulation or policy for the servicing of accounts which may otherwise require patron deposits, member-patrons and associate-patrons may be required to maintain "Patronage Dividend Deposit Accounts" which shall consist of that portion of patronage dividends distributable to such patrons and allocated by the Corporation on its books to such patrons' Patronage Dividend Deposit Accounts. The indebtedness of the Corporation respecting such accounts may be evidenced by the issuance of notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of the Corporation (collectively, "Patronage Dividend Certificates"). The portion of the patronage dividends to be so allocated and evidenced by the issuance of Patronage Dividend Certificates, together with the rate of interest payable thereon and the maturity date thereof, will be determined by the Board of Directors prior to their issuance. Such Patronage Dividend Deposit Accounts shall be maintained, and the Patronage Dividend Certificates shall be issued and held, on and be subject to such terms and conditions as may be prescribed by the Corporation, including without limitation the right of the Corporation to set off against principal and interest thereon all or any portion of amounts owing to the Corporation or any of its subsidiaries. The indebtedness evidenced by such Patronage Dividend Certificates shall be subordinated and subject in right of payment to the prior payment in full of all "Senior Indebtedness" as that term may be defined in such Patronage Dividend Certificates or in any indenture under which they are issued and the terms and provisions of such subordination shall be as set forth in such Patronage Dividend Certificates or in such indenture.

Section 6.Termination of Membership as a Member-Patron. Membership as a member patron may be terminated:

(a)By written resignation of the member received by the Treasurer of the Corporation;

(b)By the Corporation on default of the member in any requirement for membership as set forth in the application for membership, the Bylaws of the Corporation, or any rules, regulations or policies established by or pursuant to the authorization of the Board of Directors;

(c)By the Corporation on the member's failure to timely pay or otherwise meet any obligation to the Corporation or any of its subsidiaries or to comply with any rule, regulation, requirement or policy for the servicing of accounts that may be prescribed by the Corporation;

(d)By the Corporation pursuant to provisions of the application for membership or other agreement with the member;

(e)By the Corporation on the levy of an attachment or execution against any account of the member or any of the Corporation's shares held by the member or on any such account or share being subjected to any other process of law;

(f)By the Corporation on the member's becoming insolvent, being adjudged bankrupt, commencing any proceeding under any bankruptcy, insolvency, arrangement or reorganization statute or making an assignment for the benefit of creditors;

(g)By the Corporation on the death or incompetency of a member;

(h)By the Corporation on the assignment, transfer or encumbrance, or attempted or purported assignment, transfer or encumbrance, except to the Corporation or any of its subsidiaries, of any account of the member or of any of the Corporation's shares held by the member;

(i)By the Corporation whenever it shall determine that for a period of six months or more during any fiscal year of the Corporation any member's account is one which entails an operating loss to the Corporation. Termination of membership shall not relieve the patron of obligations incurred prior to termination.

Section 7.Qualifications For Class B and Class E Shareholders. Unless and until the Board of Directors shall expressly authorize Class B Shares and Class E Shares to be issued to or held by any person other than a member-patron, it is the intent and purpose of this Corporation that the ownership of this Corporation's Class B Shares and Class E Shares shall be limited to qualified and active member-patrons of this Corporation or former member-patrons.

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Section 8.Required Class B Shares; Excess Class B Shares. The Board of Directors may from time to time establish the amount of Class B Shares that shall be held by member-patrons. This may be based upon the member's average weekly purchases and/or upon any other basis that the Board may determine. The requirement regarding the holding of Class B Shares as established by the Board of Directors is subject to change from time to time by the Board of Directors which may, in its discretion, add to, increase, decrease, limit, eliminate or otherwise change such requirement.

Class B Shares held by a member-patron in excess of what is established by the Board of Directors as the Class B Shares required to be held by such member-patron will be considered "Excess Class B Shares."

Section 9.Nontransferability of Shares; Changes in Ownership of Members.

(a)Nontransferability of Shares. Neither the Class A Shares, the Class B Shares nor the Class E Shares may be transferred without the prior written consent of the Corporation. Such consent will not normally be given. Without in any way limiting the generality of the foregoing:

(1)Corporation Election to Permit Transfer of Shares. The Corporation may, but shall not be required to, permit the transfer of such shares on such terms and conditions as the Corporation may require, which such terms may, in the Corporation's discretion, include, in whole or in part, the following terms and conditions: (i) the member's membership has not been terminated, (ii) the member is not in default in any requirement for membership or in any obligation to the Corporation or any of its subsidiaries, (iii) all debts and obligations of the member to the Corporation and all of its subsidiaries have been paid and satisfied or otherwise provided for to the satisfaction of the Corporation, (iv) the transfer is to a new member-patron or to an existing member patron and, in each case, is in connection with the transfer of the transferor's business to such new member-patron or existing member-patron, as the case may be, for continuation of such business, (v) such transferee, if a new member-patron, duly executes such forms then in use for application for membership and qualifies in all respects for membership and meets all credit requirements and has been accepted as a new member-patron with the approval of the Board of Directors, and (vi) the Corporation has elected not to purchase or redeem such shares.

(2)Proprietorships and Partnership Members. Any change in a proprietorship or partnership which is a member will require a new membership; however, where the change is a transfer of the business to a family member or to a partnership or corporation in which a proprietor or partner continues as a partner or major shareholder, the Corporation may elect, but shall not be required, to treat such new membership as a continuation of the prior membership and permit the transfer of shares held by the prior member to the new member in accordance with (1) above. The Corporation may, in the discretion of its managing officers, require such guarantees of the obligations of partnership and proprietorship members as said officers deem advisable.

(3)Corporate Members. The Corporation may elect, but shall not be required, to treat as being a change in the ownership of the member and requiring a new membership, any change in the control of the voting power of the shareholders of a corporate member (whether by the transfer, issuance or repurchase of shares or otherwise) (other than the transfer among or issuance to members of the public of shares publicly traded and widely held of a publicly owned corporate member). The transfer of stock in a corporate member by any stockholder thereof shall not affect such stockholder's liability on any guarantees given of the obligations of the corporate member. The Corporation may, in the discretion of its managing officers, require such guarantees of the obligations of a corporate member, from any or all of its shareholders or from other persons, as said officers deem advisable.

(b)Notification of Change in Ownership. Each member must inform the Corporation in writing of any contemplated or actual changes in ownership of a member--whether a proprietorship, partnership or corporate member (other than the transfer in public trading of shares of a corporate member whose shares are publicly traded).

Section 10.Shares Held as Security. All Class A Shares, Class B Shares and Class E Shares shall be pledged to, and held by, the Corporation to secure the prohibition against their transfer, to secure the Corporation's rights to purchase or redeem said shares and as security for the payment of any and all obligations of the member to the Corporation or any of its subsidiaries.

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Section 11.Repurchase of Shares. In addition to the rights of purchase or redemption of shares as contained in the Articles of Incorporation and without limiting or restricting, or being limited or restricted by, the provisions for repurchase or redemption as contained in the Articles, the Corporation shall have the right, to repurchase Class A Shares, Class B Shares and Class E Shares held by a member in accordance with the following and the redemption policy set forth in Section 12.

(a)Repurchase of Class A Shares and Class B Shares.

(i)Right to Repurchase. The Corporation shall have (i) the right to repurchase Class A Shares and Class B Shares held by a member upon or at any time after the termination of membership of such member, and (ii) in the case of Excess Class B Stock (as hereinafter defined), the right to repurchase Excess Class B Shares at any time.

(ii)Repurchase Price. The repurchase price for Class A Shares and Class B Shares repurchased by the Corporation shall be determined as follows:

(A)Except as provided in (B) below, the repurchase price for said shares shall be the greater of:

(1)one cent ($0. 01) per share or

(2)An amount which is calculated by (x) multiplying the number of shares to be repurchased by the "exchange value" (as defined below) per share as of the close of the Corporation's fiscal year last ended prior to the date on which the holder ceases to be a qualified and active member, as conclusively determined by the Board of Directors, provided that with respect to termination of memberships occurring during the first full year following the effective date of the Merger between United Grocers, Inc. ("United") and a wholly-owned subsidiary of the Corporation (the "Merger") the exchange value shall be determined as of the year end immediately preceding the Effective Time of the Merger, and (y) subtracting from the amount computed in clause (x) the amounts of any and all indebtedness that may be owing the Corporation or any of its subsidiaries by either the holder or the member from whom the holder has acquired said shares if such acquisition was without the written consent of the Corporation. Notwithstanding the foregoing, with respect to Class A Shares received in the Merger by former United shareholders that receive less than 100 Class A Shares in the Merger and elect not to become a member and to have their shares repurchased, the repurchase price shall equal an amount equal to the exchange value as of April 2, 1999, of the United Common Shares for which the Class A Shares were exchanged (which amount was $57.90 per United Common Share).

(B)On the repurchase of Excess Class B Shares, other than on termination of membership, and provided the member is in good standing, is not in default or delinquent in any obligation to the Corporation or any of its subsidiaries and there exists no grounds for termination of membership and provided further that prior to the payment for said shares neither the member nor the Corporation terminate such membership, the repurchase of Excess Class B Shares will be effected by paying to the member, crediting to the member's account or delivering a note as provided in (3) below:

(1)during the period prior to the end of the third full fiscal year of the Corporation following the effective date of the Merger, at the option of the member made in writing at the time such shares are tendered for redemption, either: (i) an amount which is equal to the exchange value of said shares as of the close of the fiscal year prior to the effective date of the Merger, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; or (ii) an amount which is equal to the exchange value of said shares as of the close of the fiscal year last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries, provided that no redemption pursuant to this subparagraph (1) shall be made until after the end of the third full fiscal year of the Corporation following the effective date of the Merger;

(2)during any period following the end of the third full fiscal year of the Corporation following the effective date of the Merger, an amount which is equal to the exchange value of said shares as of the close of the fiscal year of the Corporation last ended prior to the date said shares are tendered for repurchase, as conclusively determined by the Board of Directors, the Corporation having the right however to deduct any amounts owing to the Corporation or any of its subsidiaries; and

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(3)notwithstanding (1) and (2) above, during the period ending one year and 120 days after the effective date of the Merger, with respect to Excess Class B Shares held by former shareholders of United and received in the Merger, an amount which is equal to the exchange value as of April 2, 1999 (which amount was $57.90 per United common share) of the United common shares for which the Excess Class B Shares were exchanged, payable by delivery of a non-negotiable note of the Corporation payable in twenty quarterly installments and bearing interest at 6% per annum, the Corporation having the right, however, to deduct any amounts owing to the Corporation or any of its subsidiaries.

(C)For purpose for this Section 11, the term "exchange value" shall be equal to: (1) total shareholders' equity, determined in accordance with accounting principles generally accepted in the United States ("GAAP"), plus the receivable for sale of Class A Shares to members, less the cumulative stated value of outstanding Class E Shares, divided by the number of Class A Shares and Class B Shares, for any repurchase price the determination of which is to be made with respect to a fiscal year end before September 30, 2006; and (2) otherwise, total shareholders' equity, determined in accordance with GAAP, plus the receivable for sale of Class A Shares to members, less the cumulative stated value of outstanding Class E Shares, less accumulated other comprehensive earnings (loss), less non-allocated earnings from non-Patronage business, divided by the number of Class A Shares and Class B Shares.

(b)Repurchase of Class E Shares.

(i)Right to Repurchase. Provided that the repurchase price equals or exceeds $1,000 and provided that at least ten years has elapsed since the issuance date of such shares, the Corporation may, upon request repurchase the Class E Shares of a member. Any such repurchase of Class E Shares will be governed by the same rules that govern the redemption of shares upon termination of membership. Such repurchase is subject to the priorities and restrictions in Section 12 below.

(ii)Repurchase Price. The repurchase price for Class E Shares repurchased by the Corporation shall be $100.00 per share.

Section 12.Share Redemption Policy. As used herein, unless the context otherwise requires, the terms "redeem" and "redemption" include repurchase. In the event the Board of Directors decides to redeem shares of the Corporation in its discretion based upon its determination that such redemption is in the best interests of the Corporation, the Corporation will redeem the shares in accordance with and subject to limitations of the share redemption policy described below.

Provided that the redemption price equals or exceeds $1,000 the Corporation may also, upon request redeem the excess Class B Shares of a member who owns Class B Shares in excess of that which is required to be held by such member ("Excess Class B Shares"). Any such redemption of Excess Class B Shares will be governed by the same rules that govern the redemption of shares upon termination of membership. The redemption price for shares being redeemed shall be as set forth in Section 11 (a)(ii). Such redemption is subject to the following priorities and restrictions.

1.Restrictions on Redemption.

Redemption is subject to the restrictions imposed by (a) the Corporations Code of the State of California, (b) any loan agreement, security agreement, mortgage, indenture or contract approved by the Board of Directors, to which the Corporation is or will be a party, and which includes a restriction that prohibits the redemption of shares during the existence thereunder of a breach or default by the Corporation, (c) changes in this redemption policy from time to time and (d) other applicable legal restrictions. The determination of the Board of Directors as to whether or not, and to what extent redemptions are permitted by such restrictions shall be within the authority of the Board and such determination shall be conclusive.

2.Redemption Policy.

Subject to the Board of Directors' determining that the Corporation is able to meet the requirements set forth in Paragraph I above, shares will be redeemed in accordance with the following:

(a)Class A Shares eligible for redemption by reason of termination of membership will be redeemed in the order in which memberships terminate, and will be redeemed prior to the redemption of any Class B Shares or Class E Shares which have not yet been redeemed but are eligible for redemption either by reason of termination of membership, or as Excess Class B Shares or Class E Shares tendered for redemption. All determinations by the Company of the order in which memberships terminate or shares are tendered shall be conclusive.

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(b)The aggregate amount of Class B Shares which the Corporation will redeem in any fiscal year will be limited to So/o of the sum of (i) the number of Class B Shares outstanding as of the close of the preceding fiscal year plus (ii) the number of Class B Shares issued as a part of the patronage dividend for such preceding fiscal year (the "five percent limit"); provided that until after the end of the third full fiscal year following the effective date of the Merger the Corporation shall not redeem any Class B Shares eligible for redemption by reason of termination of membership of such member; and provided further that shares repurchased pursuant to Section II (a)(ii)(B)(3) shall not be subject to the 5% limitation on the obligation to redeem.

(c)Subject to the limitations contained in (b) above, in any fiscal year, the Corporation will redeem, up to the five percent limit, Class B Shares which were eligible for redemption in a prior year, either by reason of termination of membership in a prior year or which were Excess Class B Shares tendered for redemption in a prior year, but which have not yet been redeemed, provided that if the five percent limit would preclude redemption of all such shares, then such shares will be redeemed pro rata. In the event that the five percent limit would permit the redemption of all such shares and would permit the redemption of other Class B Shares as well, then, subject to the five percent limit, the Corporation will redeem other Class B Shares eligible for redemption by reason of termination of membership or which are Excess Class B Shares tendered for redemption, in the order in which memberships terminate or shares are tendered for redemption. All determinations by the Corporation of the order in which memberships terminate or shares are tendered shall be conclusive.

(d)Except as provided in Section 11 (a)(ii)(B)(3), the redemption of shares may be accomplished by paying to the member or crediting to the member's account the redemption price. In making such payment or credit for the redemption of shares, the Corporation shall have the right to deduct any amounts owing by the member to the Corporation or any of its subsidiaries. Such payment or credit for the redemption of shares will be made within 120 days after such shares have become eligible for redemption, either by reason of termination of membership or tender in the case of Excess Class B Shares and Class E Shares, and are otherwise entitled to be redeemed in accordance with legal limitations and as provided in paragraphs (a), (b) and (c) above. In no event will interest be payable on the redemption price for any delay in paying or crediting the redemption price.

(e)Without regard to each year's five-percent limit or any other provision of paragraphs (a), (b) and (c) above, the Corporation's Board of Directors will have the absolute discretion to redeem Excess Class B shares or to redeem Class A or Class B Shares of any outgoing member regardless of when the membership terminated or the Class B shares were tendered. The Board of Directors will also have the right to elect to redeem Excess Class B Shares or Class E Shares even though such redemption has not been requested and without regard to the five percent limit or any other provision of Sections 11 or 12 above.

(f)The Board of Directors will have the absolute discretion, without regard to the five-percent limit or any other provision of the redemption policy, to authorize the Corporation to agree with any shareholder to purchase Class B Shares or Class E Shares held by such shareholder and to make such purchase and payment for such shares in such manner as may be agreed upon, subject only to corporate law requirements.

Section 13.Dividend Policy.  The Company shall not pay dividends on Class E Shares, whether in cash, capital stock, evidences of indebtedness, property or otherwise.  Nothing in this Section 13 will limit the Company’s ability to pay patronage dividends in accordance with, and in any form permitted under, Article VII of these Bylaws, including, without limitation, in any combination of cash, Class B Shares or Class E Shares.

ARTICLE II

MEETINGS

Section 1.Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting Directors shall be elected, and any other proper, business may be transacted.

Section 3.Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten (I 0) percent of the votes at such meeting. Upon request in writing to the Chairman of the

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Board, the President, any vice President or the Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.Notice of Shareholders' Meetings. Written notice of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Section 5.Manner of Giving Notice. Notice of a shareholders' meeting shall be given either personally or by mail or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

Section 6.Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shareholders required to constitute a quorum.

Section 7.Adjourned Meeting: Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8.Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 9 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any shareholder at the meeting and before the voting begins. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the Articles of Incorporation.

Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of Directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

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Section 9.Record Date for Shareholders of Record.

(a)In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

(b)If no record date is fixed:

(1)The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2)The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3)The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c)A detern1ination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(d)Shareholders on the record date are entitled to notice and to vote or to receive the distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or by agreement or by the California General Corporation Law.

Section 10.Action Without Meeting. Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 11.Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the Person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 12.Organization. The Chairman of the Board of Directors, or in his absence, any Vice Chairman, or in their absence the President, shall call the meeting of the stockholders to order and shall act as Chairman of such meeting. In the absence of the Chairman of the Board of Directors, and of the Vice Chairman of the Board of Directors, and the President, stockholders shall appoint a Chairman for such meetings. The Secretary of the Company, or in his absence the Assistant Secretary, shall act as Secretary at any meeting of the stockholders, but in the absence of the Secretary and the Assistant Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 13.Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

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The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

ARTICLE III

DIRECTORS

Section 1.Powers. Subject to the provisions of the new California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to these general powers, and subject to the same limitations, the Directors shall have the power to:

(a)To select and remove all the other officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

(b)To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

(c)Change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings.

(d)To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock or the system of issuance, recordation and transfer of uncertificated shares of stock, as appropriate, and to alter the form of such seal, certificates and system from time to time as in their judgment they may deem best.

(e)To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

(f)To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor; in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2.Number and Qualification of Directors. The number of Directors of this Corporation shall be as specified in, and such Directors shall be elected as provided in, Article Fifth of this Corporation's Articles of Incorporation. All of the Directors except up to six directors elected by the Class A Shares shall constitute Shareholder-related Directors (as herein defined). "Shareholder-related Director" shall mean a director who is a shareholder, or a partner of a partnership which is a shareholder, or a member of a limited liability company which is a shareholder, or an employee of a corporation, partnership or limited liability company which is a shareholder. Any Shareholder-related Director who shall, if an employee of a shareholder, cease to be employed by the shareholder, or if not an employee, cease to be a partner, member of a shareholder that is a partnership or limited liability company, respectively, shall automatically become disqualified to act as a Shareholder-related Director on the date which is six months from such cessation. If the shareholder to whom the Shareholder-related Director is related ceases to be engaged in the grocery business for a period of six months, the Shareholder-related Director shall likewise automatically become disqualified to act as a Shareholder-related Director.

Section 3.Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

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Section 4.Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board excepting those existing as a result of a removal of a director by the vote or written consent of the shareholders, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of Directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or Directors arc elected, to elect the full authorized number of Directors to be voted for that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders may elect a director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time. The Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any director prior to the expiration of the director's term of office.

Section 5.Nominating Committee. On or before the last monthly meeting of the Board of Directors of the Corporation in October of each year, the Directors shall appoint a Nominating Committee of three or more of its members to select nominees for election as Directors of the Corporation for the ensuing year and until their successors are elected and qualified. The President of the Corporation shall be an exofficio member of the Nominating Committee. The Nominating Committee shall give due consideration to geographic representation in selecting a slate of nominees for election to the Board of Directors.

The Nominating Committee shall submit its nominations to the Board of Directors on or before the last monthly meeting of Directors in January of each year, and the nominees so selected shall be those submitted by the Board of Directors to the shareholders to be voted upon at the regular annual meeting of the shareholders of the Corporation.

Section 6.Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

Section 7.Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 8.Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two Directors.

Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the Director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice

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by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 9.Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided.

Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10.Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 11.Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 12.Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13.Presiding Officers. At the first meeting of the Board of Directors each year (at which a quorum shall be present), held next after the annual meeting of the stockholders, the Board shall elect from its membership a chairman, a First Vice Chairman and a Second Vice Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The First Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors during the absence or disability of the Chairman. The Second Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors during the absence or disability of the Chairman and the First Vice Chairman.

Section 14.Election of Officers. At the first meeting of the Board of Directors each year (at which a quorum shall be present), held next after the annual meeting of the stockholders, the Directors shall proceed to the election of the executive officers of the Corporation.

Section 15.Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee. The Board may delegate to such committee any of the authority of the Board except with respect to:

(a)The approval of any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

(b)The filling of vacancies on the Board or on any committee;

(c)The fixing of compensation of the Directors for serving on any committee;

(d)The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board;

(g)The appointment of other committees of the Board or the members thereof.

The Board shall have the power to prescribe the manner in which proceedings of any committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in

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which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE IV

OFFICERS

Section 1.Officers. The officers of the Corporation shall be a President, one or more vice Presidents, a Secretary, a Treasurer and chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman and one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2.Election. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

Section 3.Subordinate Officers. The Board 1nay elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4.Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and at all meetings of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman, the First Vice Chairman, and in his absence, the Second Vice Chairman, of the Board of Directors shall preside at all meetings of the shareholders. The Chairman of the Board shall be an ex officio member of all the standing committees.

Section 7.President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the Corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the Corporation. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 8.Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 9.Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a

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copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation, if relevant.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any com1nittees thereof required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 10.Chief Financial Officer. The chief financial officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send of cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them, and shall render to the President and directors, whenever they request it, an account of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board. The books of accounts shall at all times be open to inspection by any director.

Section 11.Treasurer. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V

INDEMNIFICATION

The Corporation shall, to the maximum extent permitted by law, have the power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation. For purposes of this Section, an "agent" of the Corporation includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer. employee, or agent of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE VI

OTHER PROVISIONS

Section 1.Principal Office. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at:

5200 Sheila Street

Commerce, California 90040

The Board of Directors is hereby granted full power and authority to change said principal office from one location to another within or outside the State of California. Any such change shall be noted on the Bylaws by the Secretary, opposite this Section, or this Section may be amended to state the new location.

Section 2.Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

Section 3.Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours.

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Section 4.Annual Report to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least 15 days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these Bylaws for giving notice to shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

Section 5.Corporate Contracts and Instruments: How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 6.Certificates of Stock.

(a)Certificates of Stock. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares, as provided under Section 416 of the California General Corporation Law. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. With respect to Class A Shares, Class B Shares and Class E Shares pledged to, and held by, the Corporation pursuant to Section 10 of Article I of these Bylaws, any such resolution may provide for the automatic conversion of all such shares to uncertificated form. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, when any such shares have been fully paid up and provided such shares are not pledged, and held by, the Corporation pursuant to Section 10 of Article I of these Bylaws or otherwise, shall be entitled to have a certificate for such shares of capital stock of the Corporation. To the extent shares of capital stock are represented by certificates, such certificates shall be signed by the President, or a Vice President, and also by the Secretary, or Assistant Secretary, or be authenticated by the facsimile of the signature of the President and the written signature of the Secretary or Assistant Secretary. A stockholder that holds a certificate representing shares of any class or series of the capital stock of the Corporation for which the Board of Directors has authorized uncertificated shares may request that the Corporation cancel such certificate and issue such shares in an uncertificated form, provided that the Corporation shall not be obligated to issue any uncertificated shares of capital stock to such stockholder until such certificate representing such shares of capital stock shall have been surrendered to the Corporation.

(b)Issuance Prior to Payment. Shares and certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.

(c)Stock Records. To the extent shares of capital stock are represented by certificates, such certificates shall be consecutively numbered and the names of the owners, the number of shares and the date of issue shall be entered in the stock records of the Corporation. To the extent shares of capital stock are uncertificated, the stock records of the Corporation shall record, and serve as proof of, the name of the owner, the number of shares and the date of ownership.

(d)Transfer of Shares. Registration of transfer of shares of stock of the Corporation shall be effected on the books of the Corporation only as follows:

(1)

Certificated Shares. In the case of certificated shares of stock, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and tiled with the Secretary of the Corporation or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the Corporation of the certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for

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transfer or payment of taxes shall not be required in any case in which the officers of the Corporation determine to waive such requirement.
(2)

Uncertificated Shares. In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the Corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

No transfer of shares of capital stock shall be made on the books of the Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

(e)Restrictions on Transfer of Shares. The issued Class A Shares, Class B Shares and Class E Shares of the Corporation shall be transferable only as provided by Article I of these Bylaws. New Class A Shares, Class B Shares and Class E Shares shall be issued only to qualified applicants in accordance with Article I of these Bylaws.

(f)Required Statements Regarding Shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, a statement or summary of the rights, preferences, privileges and restrictions granted to or imposed upon each class of stock or series thereof shall be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that in lieu of the foregoing statement or summary, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement setting forth the office or agency of the Corporation from which the stockholders may obtain, upon request and without charge, a copy of such statement of the rights, preferences, privileges or restrictions of each class of stock or series thereof. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement of the information required by this section to be set forth or summarized on certificates.

Section 7.Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8.Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General California Corporation Law shall govern the construction of these Bylaws.

Section 9.Seal. The Board of Directors shall provide a suitable seal containing the name of the Company and the words "Incorporated March, 1925", or other appropriate words, which seal shall be in the charge of the Secretary to be used as required by law and the Bylaws of the Company.

Section 10.Dividends (other than patronage dividends). No ordinary dividends shall be paid with respect to shares of stock of the Corporation from net earnings of the Corporation from business transacted by the Corporation with or for its member patrons and associate patrons (from "patronage earnings"), and patronage earnings shall not be reduced by ordinary dividends. Any ordinary dividends shall be paid; (a) first from net earnings of the Corporation other than patronage earnings; and (b) then from unallocated retained earnings. Any ordinary dividends paid with respect to shares of stock of the Corporation shall be in addition to amounts payable to member patrons and associate patrons as patronage dividends pursuant to Article VII.

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ARTICLE VII

PATRONAGE DIVIDENDS

The net earnings of the Corporation from business transacted by the Corporation with its member patrons and associate patrons, except such amounts as may be required for reserves for normal business requirements, as dictated by good accounting practice, shall be distributed on a patronage basis to the member patrons and associate patrons of the Corporation based in amount upon the volume of business transacted by Divisions of the Corporation with each of such patrons. Said distributions may be made in money or part in money and the balance in written notices of allocation, as defined in Section 1388 of the United States Internal Revenue Code, as determined by the Board of Directors.

ARTICLE VIII

CONSENT OF MEMBERS

Section 1.Each applicant who hereafter applies for and is accepted to membership in Unified Grocers, Inc. and each member of Unified Grocers, Inc. who continues as a member after the adoption of this Bylaw shall, by such act alone, consent that the amount of any patronage dividend payments made to such member which are made in written notices of allocation (as defined in Section 1388 of the United States Internal Revenue Code) will be taken into account by said member at their stated dollar amounts in the manner provided in Section 1385(a) of the United States Internal Revenue Code in the taxable year in which such notices of allocation are received by said member, provided, however, that this consent shall not extend to written notices of allocation that are clearly labeled to be "nonqualified."

Section 2.Each person who hereafter applies for and is accepted to membership in Unified Grocers, Inc. (Unified) and each member of Unified on the date of adoption of this Bylaw who continues as a member after such date shall, by such act alone, consent that the amount of any distributions with respect to his patronage occurring after the adoption of this Bylaw which are made in written notices of allocation (as defined in 26 U.S. Code 1388) and which are received by him from Unified, will be taken into account by him at their stated dollar amounts in the manner provided in 26 U.S. Code 1385 (a) in the taxable year in which such written notices of allocation are received by him, provided, however, that this consent shall not extend to written notices of allocation that are clearly labeled to be "nonqualified." As used herein, "person" includes persons, partnerships, associations and corporations; the masculine includes the feminine and neuter; and the singular includes the plural.

ARTICLE IX

AMENDMENTS

These Bylaws may be repealed or amended or new Bylaws may be adopted at a meeting by the vote of shareholders entitled to exercise a majority of the voting power or by the written assent of such shareholders. Subject to the right of shareholders to adopt, amend or repeal Bylaws, these Bylaws, other than a Bylaw or amendment thereof changing the authorized number of Directors, or a Bylaw or any amendment thereof providing for the payment of patronage dividends to the shareholders of the Corporation, may be adopted, amended or repealed by the Board of Directors. The power of the shareholders to adopt, repeal or amend Bylaws fixing the number of Directors, or the Bylaws providing for the payment of patronage dividends to its shareholders, may not be delegated to the Directors. Whenever any amendment or any Bylaw is adopted, it must be copied in the book of Bylaws with the original Bylaws and immediately after them. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, must be stated in said book.

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